Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS
Board of Directors and Stockholders
Camelot Corporation and Subsidiaries

We  have  audited  the  accompanying
consolidated balance   sheets   of  Camelot
Corporation                                    and
Subsidiaries as of April 30, 1997 and the
related consolidated     statements     of
operations, stockholders' equity, and cash flows for each of the two years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance
with
generally  accepted  auditing  standards.
Those standards  require that we plan  and
perform  the audit to obtain reasonable
assurance about whether the  financial
statements are  free  of  material
misstatement.  An audit includes examining,
on  a test  basis,  evidence supporting the
amounts  and disclosures in the financial
statements.  An audit also  includes
assessing the accounting principles used
and significant estimates made by
management, as                                 well  as  evaluating
the  overall  financial
statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Camelot Corporation and Subsidiaries as of April 30, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

We have also audited Schedule II of Camelot Corporation and Subsidiaries for each of the two years in the period ended
April 30, 1997.  In  our opinion,  this
schedule presents fairly, in all material respects, the information required to be set forth therein.

Lane Gorman Trubitt, L.L.P.



Dallas, Texas
July 7, 1997

  REPORT OF INDEPENDENT CERTIFIED PUBLIC
                ACCOUNTANT

Board of Directors and Stockholders
Camelot Corporation and Subsidiaries

      I  have  audited the accompanying
consolidated balance sheets of  Camelot
Corporation  and  Subsidiaries  as   of
April   30,   1998  and   the   related
consolidated statements of  operations,
stockholders'  equity, and  cash  flows
for   the   year   then  ended.   These
financial    statements     are     the
responsibility   of    the    Company's
management.   My responsibility  is  to
express  an opinion on these  financial
statements  based  on  my  audit    The
financial    statements   of    Camelot
Corporation  and  Subsidiaries  as   of
April  30,  1997 and the two years  for
the  period ended April 30, 1997,  were
audited by other auditors whose  report
dated   July  7,  1997,  expressed   an
unqualified    opinion     on     these
statements.

     I conducted my audit in accordance
with    generally   accepted   auditing
standards.   Those  standards   require
that  I  plan and perform the audit  to
obtain   reasonable   assurance   about
whether  the  financial statements  are
free  of  material  misstatement.    An
audit  includes examining,  on  a  test
basis,  evidence supporting the amounts
and   disclosures  in   the   financial
statements.   An  audit  also  includes
assessing   the  accounting  principles
used and significant estimates made  by
management,  as well as evaluating  the
overall       financial       statement
presentation.   I  believe   my   audit
provides  a  reasonable  basis  for  my
opinion.

       In  my  opinion,  the  financial
statements  referred to  above  present
fairly,  in all material respects,  the
consolidated  financial   position   of
Camelot Corporation and Subsidiaries as
of April 30, 1998, and the consolidated
results  of their operations and  their
consolidated  cash flows for  the  year
ended  April  30, 1998,  in  conformity
with   generally  accepted   accounting
principles.

     The accompanying financial statements
have been prepared assuming that the
Company will continue as a going concern.
As discussed in Note 15 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     I have also audited Schedule II of
Camelot  Corporation  and  Subsidiaries
for the year ended April 30, 1998.   In
my   opinion,  this  schedule  presents
fairly,  in all material respects,  the
information  required to be  set  forth
therein.  The  Schedule II  of  Camelot
Corporation and Subsidiaries  for  each
of  the  two years in the period  ended
April  30, 1997, were audited by  other
auditors  whose report  dated  July  7,
1997,  stated  this  schedule  presents
fairly,  in all material respects,  the
information  required to be  set  forth
therein.

Larry O'Donnell, CPA PC
Aurora, Colorado
July 17, 1998

                   CAMELOT CORPORATION AND
                     SUBSIDIARIES
                     Consolidated Balance
                     Sheets
                        April 30,

                                                  1998           1997
                         ASSETS

CURRENT ASSETS
 Cash and cash equivalents                   $  152,765     $3,029,999
 Securities available for sale                        -        8,268
 Accounts receivable, net of allowance for
   doubtful accounts of $19,947
   at April 30, 1997                             48,156     162,592
 Prepaid expenses                                40,486     167,769
 Inventories, net of allowance for
   obsolescence of $808,581 and $494,744 at
   April 30,1998 and 1997,respectively           50,000     530,926
     Total current assets                       291,407    3,899,554
PROPERTY AND EQUIPMENT - AT COST
 Office equipment and fixtures                        -    1,534,173
 Leasehold improvements                               -       64,154

   Less accumulated depreciation                      -    (669,535)
    and amortization

OTHER ASSETS
 Investments -  in equity of Wincroft, Inc.
                                             7,002,056              -
    less allowance                          (5,936,474)
                                              1,065,582             -

 Note receivable - officer, net of allowance
 of $1,914,216 and $889,000 at April 30, 1998 and 1997
  respectively                                     -             968,189
   Preferred stock-related party                  611,305         530,917
Licenses, trademarks and product
   development, net of accumulated
   amortization of $31,000 at April 30, 1997          -           421,510
          Other                               ________-            23,114
          Total      other     assets         1,676,887         1,943,730

                                             $1,968,294  $  6,772,076

 See accompanying notes to consolidated financial statements

                   CAMELOT CORPORATION AND
                  SUBSIDIARIES Consolidated
                  Balance Sheets - Continued
                                 April 30,

                                                   1998          1997
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                           $   179,473       $ 470,577
 Accrued expenses                                81,153         222,990
                                                      -            -
     Total current liabilities                  260,626         693,567


STOCKHOLDERS' EQUITY
 Common stock, $.01 par value, 50,000,000 shares
  authorized, 1,784,200 and 881,763 shares
  issued at April 30, 1998 and 1997, respectively   17,842         8,818
 Preferred stock, $.01 par value, 100,000,000 shares
  authorized, and 1,453,400 and 2,438,056 shares issued
  and outstanding at April 30, 1998 and 1997,
  respectively                                       14,534        24,381
 Additional paid-in capital                      35,768,983    34,021,361
 Accumulated deficit                            (31,256,995)  (25,182,832)
 Less treasury stock, at cost,48,745 and 28,745
            shares at April 30, 1998 and 1997,
            respectively                         (2,755,637)   (2,714,575)
 Less note receivable from officer related to
   purchase of common stock                        (81,059)       (78,644)
     Total stockholders' equity                   1,707,668      6,078,509

                                            $ 1,968,294          $6,772,076

See accompanying notes to consolidated financial statements




                   CAMELOT CORPORATION AND SUBSIDIARIES
             Consolidated Statements of Operations
                     Years Ended April 30,


                                      1998             1997          1996

  REVENUES                        $   275,435 $  1,887,617     $  3,002,049

  COSTS  AND EXPENSES
     Cost of sales                    143,656       1,559,189      645,127
    General and administrative     3,084,321       7,164,354     6,233,501
    Provision for inventory
     obsolescence                     363,837        495,942      198,000
      Depreciation and amortization   279,295      1,462,459      354,419

     Total costs and expenses       3,871,109     10,681,944     7,431,047

  LOSS FROM OPERATIONS            (3,595,674)    (8,794,327)    (4,428,998)
  OTHER INCOME (EXPENSE)
    Interest and miscellaneous       100,491         426,490        152,278
    Dividend income - related party   46,657            46,657      46,657
   Loss on disposition of assets    (796,664)        (509,292)    (126,931)
   Loss on investment in affiliate  (811,433)   (2,693,087)             -
 Note receivable allowance        (1,025,216)      (889,000)            -
    Realized gain (loss) on sale
    of marketable securities           7,676    (583,810)              -
    Unrealized gain on marketable
    securities                           -            -              53,821
    Interest expense - related party     -            -            (11,615)

      Total other income (expense)  (2,478,489)   (4,202,042)      114 ,210
   DISCONTINUED OPERATIONS
    Loss from operations                    -           -              -
    Loss on disposals                        -          -        (250,925)
    Loss from discontinued operations      -            -         (250,925)

  NET LOSS                           (6,074,163)  (12,996,369)   (4,565,713)

  LOSS FROM CONTINUING OPERATIONS (6,074,163)   (12,996,369)     (4,314,788)

  DIVIDENDS ON PREFERRED STOCK       (19,200)       (95,234)       (575,414)

  NET INCOME (LOSS) ATTRIBUTABLE TO
      COMMON STOCKHOLDERS        $(6,093,363)  $(13,091,603) $(5,141,127)

    INCOME (LOSS) PER SHARE:
    (LOSS) FROM CONTINUING OPERATIONS   (3.88 )      (20.45)     (12.54)
  GAIN (LOSS) FROM DISCONTINUED
   OPERATIONS                             (.00)        (.00)       (.73)
    DIVIDENDS ON PREFERRED STOCK        (.01)          (.15)     (1.67)
    NET LOSS PER  COMMON SHARE$        (3.89)$        (20.60)    (14.94)

  WEIGHTED AVERAGE NUMBER OF
     COMMON STOCK AND COMMON STOCK
     EQUIVALENT SHARES OUTSTANDING  1,565,543         635,467   344,119


  See accompanying notes to consolidated financial statements

                      CAMELOT CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity
             - continued For the Period from May 1, 1995
             through April 30, 1998

               Common  Common Preferred Stock  Preferred  Additional
               Stock    Stock    Shares         Stock     Paid in
               Shares   Amount                 Amount     Capital


Balance at    290,721  $2,907   189,190        $1,892  $7,750,897
April 30,
1995

Conversion of
preferred
stock to
Common stock:
  Series BB     8,608    86     (888,000)    (8,880)        8,794
  Series G     56,844   569     (5,333,333)  (53,333)       52,764
  Series H     53,709   537     (3,525,000)  (35,250)       34,713

Sale of        54,844     548         -       -          3,281,001
common stock
for cash


Sale of             -       -  19,766,666      197,666  18,850,999
preferred
stock for
cash

Common stock
issued for      5,079      51         -       -   737,341
services

Common stock
issued to       1,500      15         -       -    75,141
officers for
note
receivable

Change in net
unrealized          -       -         -       -         -
losses on
available-for-
sale
securities

Retirement of
Series D            -       -  (66,134)      (661)  (65,473)
preferred
stock

Common stock
issued to pay  15,000     150         -       -   449,850
note payable
to related
party

Purchase of         -       -         -       -         -
treasury
stock

Preferred
stock               -       -         -       -  (19,200)
dividends to:       -       -         -       -  (556,214)
  Related
parties
  Other
parties
Net loss            -       -         -       -         -

Balance at
April 30,        486,305 $4,863  $10,143,389 $101,434 $30,600,613
1996

 See accompanying notes to consolidated financial statements
                                       F-5
                      CAMELOT CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity
           - continued
             For the Period from May 1, 1995 through April
             30, 1998

               Accumul     Unrealize  Treasu     Stock    Total
                ated       d Losses     ry       Subscr  Stockhol
               Deficit         on      Stock      iption   ders'
                           Available             Receiv   Equity
                            For Sale              able    (Deficit)
                           Securities


Balance at   $(7,620,750)  $(51,553)  $(170,442)   $-      $(87,049)
April 30,
1995

Conversion of
preferred
stock to             -          -       -       -         -
common stock:        -          -       -       -         -
  Series BB          -          -       -       -         -
  Series G
  Series H

Sale of
common stock         -          -       -       -  3,281,549
for cash

Sale of
preferred            -          -       -       -  19,048,665
stock for
cash

Common stock
issued for           -          -       -       -   737,392
services

Common stock
issued to
officers for         -          -       -   (75,156)         -
note
receivable

Change in net
unrealized           -      1,005       -       -     1,005
losses on
available-for-
sale
securities

Retirement of
Series D             -          -       -       -  (66,134)
preferred
stock

Common stock
issued to pay        -          -       -       -   450,000
note payable
to related
party

Purchase of
treasury             -          -  (2,544,133)   -  (2,544,133)
stock

Preferred
stock                -          -       -       -     (19,200)
dividends to:        -          -       -       -     (556,214)

 Related
parties
  Other
parties

Net loss       (4,565,713)      -       -       -  (4,565,713)

Balance at
April 30,      (12,186,463)  $(50,548) $(2,714,575) $(75,156) $15,680,168
1996


     See accompanying notes to consolidated financial statements

                      CAMELOT CORPORATION AND SUBSIDIARIES
             Consolidated Statements of Stockholders'
       Equity - Continued For the Period from May 1,1995 through April 30, 1998

               Common     Common    Preferred Preferred  Additional
               Stock      Stock       Stock    Stock     Paid in
               Shares     Amount     Shares    Amount    Capital

Balance at     486,305   $4,863     10,143,389 $101,434 $30,600,613
April 30,
1996

Conversion of
preferred
stock to
common stock:
 Series BB     1,922        19         (112,000) (1,120)   1,101
 Series H     165,920     1,659      (9,908,333) (99,083)  97,424
 Series I     144,688     1,447      (1,260,000) (12,600)  11,153


Sale of             -       -         3,590,000  35,900  3,374,600
preferred
stock for
cash

Common stock
issued for      1,968      20           -         -            (20)
services

Common stock   80,960     810            -         -         31,574
issued for
software
acquisitions

Accrued
interest on         -       -       -       -       -
stock
subscription
receivable

Change in net
unrealized          -       -       -       -       -
losses on
available-for-
sale
securities

Retirement of
Series F            -       -  (15,000)     (150)     150
preferred
stock

Preferred
stock               -       -       -       -  (19,200)
dividends to:       -       -       -       -  (76,034)
  Related
parties
  Other
parties

Net loss            -       -       -       -       -

Balance at
April 30,      881,763   $8,818  2,438,056 $24,381  34,021,361
1997


See accompanying notes to consolidated financial statements



                                       F-6


                      CAMELOT CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity
           - Continued
             For the Period from May 1, 1995 through April
             30, 1998

               Accumu      Unreal    Treasu   Stock   Total
               lated        ized       ry     Subscr  Stockh
              Deficit      Losses     Stock  iption  olders
                             on               Receiv
                          Availa                able   Equity
                            ble
                            For
                          Sale
                          Securi
                           ties

Balance at  $(12,186,463) $(50,548) $ (2,714,575) $ (75,156) $15,680,168
April 30,
1996

Conversion of
preferred
stock      to       -       -       -       -       -
common stock:       -       -       -       -       -
  Series BB         -       -       -       -       -
  Series H
  Series I

Sale of             -       -       -       -  3,410,500
preferred
stock for
cash

Common stock
issued for          -       -       -       -       -
services

Common stock        -       -       -       -  32,384
issued for
software
acquisitions

Accrued
interest on         -       -       -  (3,488)  (3,488)
stock
subscription
receivable

Change in net
unrealized          -  50,548       -       -  50,548
losses on
available-for-
sale
securities

Retirement of
Series F            -       -       -       -       -
preferred
stock

Preferred
stock               -       -       -       -  (19,200)
dividends to:       -       -       -       -  (76,034)
  Related
parties
  Other
parties

Net loss       (12,996,369)  -       -       -  (12,996,369)


Balance at   (25,182,832)  $       $(2,714,575  $(78,644) $6,078,509
April 30,
1997


See accompanying notes to consolidated financial statements

                      CAMELOT CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity
           - Continued
             For the Period from May 1, 1995 through April
             30, 1998

               Common     Common  Preferred  Preferred   Additional
                Stock     Stock   Stock        Stock     paid in
               Shares     Amount  Shares      Amount    Capital


Balance at  881,763     $8,818   2,438,056 $24,381   $34,021,361
April 30,
1997

Conversion of
preferred
stock to     662,437    6,624  (1,876,920) (18,769        15,270
common stock:
  Series L

Sale of                            50                    480,000
preferred
stock for
cash


Sale of
common stock   240,000   2,400                        380,750
for
cash


Series J
Preferred
stock issued                   892,214         8,922  85,295
for
acquisitions

Accrued
interest on
stock
subscription
receivable

Purchase of
treasury
stock

Sale of                                        800,000
convertible
debentures

Preferred                                      (19,200)
stock
dividends to:                                   5,507
  Related
parties
  Other
parties-
reverse
  uncleared
payments

Net loss

Balance at      1,784,200   17,842  1,453,400  $14,534  $35,768,983
April 30,
1998


See accompanying notes to consolidated financial statements
                                       F-7
                      CAMELOT CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity
           - Continued
             For the Period from May 1, 1995 through April
             30, 1998

               Accumu    Treasury       Stock   Total
               lated     Stock        Subscrip  Stockholders
               Deficit                tion       Equity
                                      Receivable

Balance at  $(25,182,832   $ (2,714,575)  $(78,644)  $ 6,078,509
April 30,
1997

Conversion of
preferred
stock      to                                            3,126
common stock:
  Series L


Sale of
preferred                                               480,000
stock for
cash


Sale of
common stock                                            383,150
for
cash
Series J
Preferred
stock issued                                            94,217
for
acquisitions

Accrued
interest on                                   (2,415)  (2,415)
stock
subscription
receivable

Purchase of                 (41,063)                  (41,063)
treasury
stock

Sale of                                                 800,000
convertible
debentures

Preferred                                               (19,200)
stock
dividends to:
  Related
parties
  Other
parties-
reverse
  uncleared
payments

Net loss       (6,074,163)

Balance at     ($31,256,995)    $(2,755,638) $ (81,059)  $1,707,667
April 30,
1998

See accompanying notes to consolidated financial statements
                                       F-7

                   CAMELOT CORPORATION AND
                   SUBSIDIARIES Consolidated
                   Statements of Cash Flows
                     Years Ended April 30,

                                  1998          1997           1996

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (Loss)                $(6,074,163) $ (12,996,369)  $(4,565,713)
  Adjustments to reconcile net  loss
     to net cash used in operating activities:
   Non  cash transactions for services            -         387,391
 Accrued  interest  addition to
  related party note  receivable  (2,415)      (60,677)        -
  Securities received as revenue               (64,000)    (1,950,575)
  Depreciation and amortization    279,295    1,462,459       354,419
  Loss on disposal of assets                    509,292       191,918
  Loss on sale of trading securities           313,896             -
   Gain  loss  on  sale of available for
   sale securities                             269,914             -
  Write up of securities to market
   value                           (7,676)         -          (53,821)
  Provision for uncollectible
   accounts receivable                          8,532            10,887
 Provision for inventory
   obsolescence                   363,837      495,942        198,000
  Note receivable allowance     1,025,216       889,000
  Loss on investment in affiliate               2,693,087         -
  Proceeds from trading securities  (738,480)   1,027,612        -
  Change in assets and liabilities, net of effect from
     purchase of subsidiaries:
     Accounts receivable              114,436       (68,987)  (212,107)
      Prepaid expenses                 127,283      47,304    (183,449)
Inventories                            87,664     246,105    (864,908)
      Other assets                      23,114        -            -
Accounts payable and accrued expenses (432,941)  (277,943)     88,151
Obligations  -
discontinued
operations                           _________-   (50,185)    (140,266)
Net cash used in operating activities(3,757,870) (5,555,018) (6,740,073)
CASH FLOW FROM INVESTING ACTIVITIES:
  Purchases of property and equipment(84,583)      (636,364) (1,087,658)
  Investment in affiliate              13,829    (2,457,003)     -
  Collections received on notes receivable          14,000
   Proceeds from sale of property and equipment     -              11,500
   Proceeds from available for sales
    securities                       391,042        718,143        93,447
  Purchases available for sales
    securities                      (375,098)
  Proceeds from return of deposits                       -         14,765
   License, trademarks and product
    development                     (619,047)      (412,510)      (608,800)
   Issuance of note receivable
     - related party                (57,027)     (1,814,000)            -
  Issuance   of   note  receivable   ____-                        (312,400)
 Net cash  (used in) investing
   activities                     ( 730,884)     (4,587,734)    (1,889,146)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sales of common stock              383,150               -      3,281,549
  Sale of preferred stock           1,283,125      3,410,500     19,048,665
  Redemption of preferred stock             -           -           (66,134)
  Deferred offering costs                           (13,114)            -
  Dividends paid                     (13,692)       (95,234)     (575,414)
  Purchase of treasury stock         (41,063)           -      (2,544,133)
  Payments on debt                                         -     (294,200)
   Proceeds  (payment)
    - notes payable -  related  parties                          (236,000)
   Redemptions  of  subsidiary
    preferred stock_________                                     (264,044)
   Net  cash provided by financing
   activities                        1,611,520      3,302,152    18,350,289
NET INCREASE (DECREASE) IN CASH  (2,877,234)     (6,840,600)      9,721,070
CASH  AT BEGINNING OF YEAR          3,029,999       9,870,599    149,529
CASH AT END OF YEAR             $    152,765    $  3,029,999   $ 9,870,599

See accompanying notes to consolidated financial statements
                              F-8

                   CAMELOT CORPORATION AND SUBSIDIARIES
                   Consolidated Statements of Cash Flows Years
                           Ended April 30,

                                   1998      1997          1996
     Supplemental information:
        Cash  paid for interest$   -     $       -    $   11,615

        Cash  paid for income taxes$  -  $    -       $       -

     NONCASH INVESTING AND FINANCING ACTIVITIES

 In fiscal 1998, the Company's Preferred Stock was converted to the
     Company's restricted common stock as follows;

      24 Series L for 1,407,285 shares of restricted common
          453,080 Series I for 9,049,629 shares of common
   In fiscal 1998 as discussed in Note 7, the Company sold its
                            VideoTalk
  business for a note receivable and preferred and common stock with
     assets valued at $1,065,582.

     In fiscal 1998, the Company acquired stock of Alexander Mark Investments (USA), Inc. (which later changed its name to Wincroft, Inc.) for issuance of preferred stock valued at $94,217. In March, 1998 the Company exchanged its shares in Alexander Mark Investments (USA), Inc. for 8% Preferred Shares of Forsam Venture Funding , Inc..

     As  discussed in Note 11, in fiscal 1997 the Company's
     Preferred Stock was converted to the Company's restricted common stock as follows:

          112,000 Series BB Preferred for 1,922 shares of restricted common 9,908,333 Series H Preferred for 165,920 shares of restricted common
           1,260,000 Series I Preferred for 144,688 shares of restricted common
     In fiscal 1997, the Company received securities in the amount of $139,700 in satisfaction of a trade account receivable.
     In fiscal 1997, the Company issued 80,960 shares of restricted common stock for software acquisition.
     As discussed in Note 9, in fiscal 1996, the Company issued 15,000 shares of restricted common stock in settlement of $450,000 of promissory notes to a related party, Forme Capital, Inc.
     In fiscal 1996, the Company issued 1,687 shares of restricted common stock, with an agreed value of $350,000, for acquisition of software.
     As discussed in Note 11, in fiscal 1996, the Company's Preferred Stock was converted to the Company's common stock as follows:
        888,000 Series BB Preferred for 8,608 shares of common 5,333,333 Series G Preferred for 56,844 shares of common 3,525,000 Series H Preferred for 53,709 shares of common

     As discussed in Note 14, in fiscal 1996, an officer of the Company executed a 6% interest bearing note in the principal amount of $75,156 to exercise stock options.

     In fiscal 1996, the Company exercised its option to purchase 400,000 shares of stock in another company in satisfaction of a note receivable in the amount of $312,400.

      In fiscal 1996, the Company issued notes payable in the amount of $294,200 for acquisitions of software.

     During fiscal 1997 and 1996 there was a $50,548 and $1,005, change in net unrealized losses on available-for-sale securities.

     See accompanying notes to consolidated financial statements

                   CAMELOT CORPORATION AND SUBSIDIARIES
                       NOTES TO FINANCIAL
STATEMENTS
1.   SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Business Activity and Principles of
Consolidation

The consolidated financial statements include the Company and its majority owned subsidiaries (collectively the "Company").
      The Company is now inactive and all its operating subsidiaries have discontinued operations. During the financial period under review the Company was primarily engaged in research and development of Internet software and hardware and the retailing of computer software over the Internet. Discontinued operations of subsidiaries were involved in selling software products through retail stores located in the Dallas metroplex, the provision of Internet services, video marketing and distribution, financial services, real estate rentals, and oil and gas development. Significant intercompany accounts and transactions have been eliminated.
     Cash and Cash Equivalents
      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The company and its subsidiaries maintain cash balances at several financial institutions and a brokerage firm in Carrollton, Texas. Cash equivalents are composed primarily of investments in a money market account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.
     Inventories
      Inventories of computer software held for resale, are
stated  at  the lower                        of  cost  or
market using the weighted average cost method. An allowance for inventory obsolescence is maintained to provide for an estimate of inventory items that have declined in value.

     Property and Equipment

       Property  and  equipment  are  carried  at  cost,  less
accumulated depreciation.   Major  additions  and  betterments
are capitalized while replacements and maintenance and repairs that do not improve or extend the life of the respective assets are expensed. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. When property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

     Depreciation and amortization of property and equipment is provided on the straight-line method over the following estimated useful lives:

          Office furniture and fixtures           7 years
          Computer and office equipment          5 years
          Computer software                      5 years
Leasehold Improvements    Length of lease  ranging to 5 years

     Software Development

       Certain   software  development  costs  are  capitalized
upon the
establishment of technological feasibility for each product or process and capitalization ceases when the product is available for general release to customers or is put into service. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technology. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred.


             CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued Software development costs are amortized utilizing the straight-line method over the estimated economic lives of the related products not to exceed two years. Amortization of capitalized software costs for April 30, 1998, 1997 and 1996 was
$86,703,  $1,105,021  and  $138,979,  respectively,   which
included a write down of $0 in 1998, and $646,408 in 1997 to reflect an impairment of net realizable value. Capitalized software development costs were $0 and $302,510 at April 30, 1998 and 1997, respectively.
Total research and development costs charged to general and administrative expenses were approximately $261,000, $2,375,000 and $1,319,000 for the years ended April 30, 1998,
1997 and 1996.
     Trademark and Licenses
      Trademarks and licenses are stated at cost, net of accumulated amortization, which is provided using the straight-line method over 5 to 10 years.
     Store Preopening Costs
      Store  preopening  costs are capitalized and  amortized
over  twelve months.
     Loss Per Share
Loss  per  common  share is computed on the basis of the
weighted  average number   of  common  shares  outstanding
during the respective periods. Outstanding stock warrants, options and preferred shares are excluded from the computations as their effect would be anti-dilutive.
During 1998, common shares were issued upon conversion of preferred shares. Had this conversion of preferred stock occurred on May 1, 1998 net loss per common shares would have been $3.69 for 1998.
      During 1997, 312,530 common shares were issued upon conversion of preferred shares. Had this conversion of preferred stock occurred on May 1, 1996, net loss per common share would have been $16.71 for 1997.


      During 1996, 119,161 common shares were issued upon conversion of preferred shares and 15,000 common shares were
issued to retire debt.   Had this  conversion of preferred
stock and the retirement of debt occurred on May 1, 1995 net loss per common share would have been $11.20 for 1996.


     Software Revenue Recognition

      Revenue from sales of software is generally recognized upon delivery of the software provided that no significant obligations remain and collection of the resulting receivable is deemed probable.

     Advertising Costs

      Advertising costs, included in general and administrative expenses, are charged to operations when the advertising first takes place and were $27,924, $989,248, and $1,648,071 for 1998, 1997 and 1996, respectively.

     Income Taxes

      Deferred income taxes are determined using the liability method under which deferred tax assets and liabilities are determined based upon differences between financial and tax basis of assets and liabilities.

                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Fair Value of Financial Instruments

      Fair value of financial instruments are estimated to approximate the related book value, unless otherwise indicated, based on market information available to the Company.

     Impairment of Long-Lived Assets

      Impairment losses are recorded on long-lived assets and certain identifiable intangible assets held and used in operations whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   ACQUISITIONS

      On  March  31,  1997, a wholly-owned subsidiary of  the
Company  was formed.   The  Company  acquired 100% of the
common stock of mrcdrom.com, inc., in exchange for $100,000 in cash, $511,428 of inventory, $30,464 of equipment and $26,000 of other assets. mrcdrom.com, inc. is engaged in selling software products through an Internet web page catalog. In March 1997, the Board of Directors approved the filing of a registration statement under the Securities Act of 1933, for a public offering of 3,000,000
shares  of  mrcdrom.com, inc. common  stock.   The
registration statement was later withdrawn.

3.   ACCOUNTS RECEIVABLE AND CREDIT RISK

      The  Company's  trade  receivables at April 30,  1998
and  1997  are primarily  due  from  major  computer software
distributors.      The  Company
believes it is not exposed to significant credit risk.

                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS


4.   INVENTORIES

Included in the accompanying April 30, 1998 balance sheet is inventory of computer software at a carrying value of $50,000 which represents management's estimate of its net realizable value. The computer software industry is characterized by rapid technological advancement and change. Should demand prove to be significantly less than anticipated, the ultimate realizable value of such products will probably be less than the amount shown in the balance sheet.
Major classes of inventories consist of the following at April
                             30,:

                                      1998                 1997
     Software                       $908,581        $1,025,670

     Less: Allowance for slow moving
            and obsolescence            858,581         494,744

     NET                           $50,000        $  530,926

5.   MARKETABLE SECURITIES

      The Company adopted, effective for the year ended April 30, 1995, Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity
Securities".   Under  this   statement, investments  in
available-for-sale securities are measured at fair value with net unrealized gains and losses reported in equity. Investments that are bought are held principally for the purpose of selling them in the near future are classified as
trading securities.   Trading  securities  are measured at fair
value with net realized gains and losses reported  in  the
statement  of  operations.   The fair value  of  marketable
securities  is determined  based  on quoted market prices for
those securities.   The  net unrealized  holding  loss
decreased by and $50,548 and $1,005 during the years ended April 30, 1997 and 1996 respectively. The cost, unrealized gains and losses, and fair values of the Company's available-for-sale securities and trading securities at April 30, 1997 are summarized as follows:

                Cost      Gross       Gross     Estimated
                        Unrealized
                          Unrealized    Fair
                          Gains       Losses
                          Value

1997

Available-
for- sale

Securities
               $ 8,268   $       -   $-   $  8,268
Common

stock










                   CAMELOT CORPORATION AND
                       SUBSIDIARIES NOTES TO
                       FINANCIAL STATEMENTS

5.  MARKETABLE SECURITIES - Continued

     Sales proceeds and gross related gains
and losses on securities are as follows:

                   1998        1997       1996
     Cost basis  $383,366  $2,329,565   $134,480
     Proceeds     391,042   1,745,755      93,447
     Realized     27,135       -           -
     gains
     Realized      19,459     583,810     41,033
     losses

      The Company uses the specific identification method to determine the cost of securities sold.
     Results of operations for 1998, 1997 and 1996 include a charge of $ -0$-0- and $53,821 for unrealized gains on trading securities.
     Stockholders' equity includes an unrealized loss of $0, $0 and $50,548 at April 30, 1998 and 1997 and 1996, respectively.
6.   NOTE RECEIVABLE - OFFICER
      During fiscal 1997, the Company loaned the President and Chief Executive Officer of the Company $1,800,000. The loan is evidenced by a nonrecourse note, which bears interest at 6%,  with  all  principal  and accrued  interest due November 14, 2006. The note is collateralized by approximately 33,500 shares of common stock of the Company which had a market value of $1,800,000 on September 25, 1996 and is not subject to additional calls for security regardless of any changes in the value of the stock. At April 30, 1998, these shares had a market value of approximately
$3,115.   The allowance of $1,914,216, which includes the
interest on the note is to provide for impairment of the collateral.
7.   INVESTMENT IN AFFILIATE
      In May, 1997, the Company acquired 80% of the outstanding stock of Alexander Mark Investments, USA, Inc. (which later changed its name to Wincroft, Inc.). In
March, 1998, the Company exchanged its shares in Alexander Mark Investments, USA, Inc. for 8% preferred shares of Forsam Venture Funding, Inc.

      An  officer  of  the Company is a director of Forsam.
The carrying amount of the investment is $80,388. The investment will be carried at cost.

     On March 31, 1998, the Company's wholly owned subsidiary, Third Planet Publishing, Inc. sold all right, title and interest in VideoTalk product for $7,002,056 which was paid by issuance of common and preferred stock valued at $5,002,056 and a promissory note for $2,000,000. On June 29, 1998, the Company agreed to satisfy the promissory note for preferred stock and the Company is treating the transaction as if it accrued at year end. This investment will be accounted for using the equity method because the Company will own 20% of Wincroft, Inc. The investment has been valued at the net book value of the assets transferred, which is $1,065,582.

  At  April, 1997, the Company holds a 15.2% interest in Meteor
Technology, plc           ("Meteor"),  a
public  telecommunications  company  traded  on                         the
Alternative Investment Market of the London Stock Exchange.  The
investment is  accounted  for  under the equity method because the  Company  exercises significant influence of Meteor's
operating and financial activities.                                     Due
to  certain factors, the Company has determined that the
carrying value  of its  investment  exceeds  the  estimated
recovery  value.   Accordingly,  a provision of $2,693,087 has
been charged to operations in 1997 reducing its carrying value of Meteor to $0 and suspended the equity method of accounting for its investment in Meteor.


8.   ACCRUED EXPENSES
     The following is a summary of accrued expenses
at April 30,:
                                    1998          1997
     Taxes                       $29,811       $26,811
     General and administrative   36,077         2,452
     Fees                         15,265        34,000
     Compensation                      -        41,503
     Lease obligations                 -       115,099
     Other                      _______-         3,125
                               $  81,155    $   222,990

                   CAMELOT CORPORATION AND
SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS
9.   NOTES PAYABLE - RELATED PARTY
      In  fiscal 1996, the remaining balance of the notes
payable to  Forme Capital,  Inc.  (Forme), a corporation
majority-owned by the  wife  of  the President  of  the
Company was settled by payment  of  $236,000  cash  and
issuance  of 15,000 shares of the Company's restricted common
stock  valued at  $450,000.   The  weighted  average  interest
rate  on  the  short-term borrowings was 8%.
10.  INCOME TAXES
      The Company files a consolidated Federal tax return.  The
Company had no  current State or Federal income tax expense for each of the years ended April 30, 1998, 1997 and 1996.
      Deferred  tax  assets  and liabilities are determined
based  on  the difference  between  financial  statement  and tax  basis  of  assets  and liabilities  as measured by the
currently enacted tax rates.  Deferred  tax expense or benefit is the result of the changes in deferred tax assets  and
liabilities.
     Deferred income taxes arise principally from the temporary differences between  financial statement and income tax
recognition  of  allowance  for doubtful   accounts,   note  receivable
allowance,  investment   valuation
adjustments, inventory reserve and from net operating losses.

      The components of deferred taxes at April 30, in the accompanying balance sheets are summarized below:

                                              1998    1997

       Allowance  for  doubtful  accounts    $   - $   6,782
Inventories                                  291,000 168,213
Other                                        4,000     3,958
     Note receivable allowance               651,000  302,260
Investment valuation adjustment       1,191,000      915,650
     Capital loss carryforward          115,000    117,817
     Net operating loss carryforward     8,800,000  6,862,390
                                        11,052,000  8,377,070

     Less valuation allowance           (11,052,000) (8,377,070)
               Deferred tax asset-net   $     -      $    -

     At April 30, 1998, the Company has approximately $26,000,000 of unused Federal net operating loss carryforwards, which expire in the years 2003 through 2013.
     Approximately $640,000 of the net operating loss carryforwards for tax purposes are limited due to statutory changes in the tax law in connection with the change in more than 50% ownership of the Company in 1988. Because of statutory requirements in the law, that portion of the net operating loss carryforward applicable to the period prior to the ownership change is limited to use of approximately $35,800 per year until it expires. As the net operating losses expire, at a minimum, approximately $425,000 of the tax net operating loss carryforward will not be available for the Company's future use.

                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS

11.  STOCKHOLDERS' EQUITY

     Common Stock

      The  brother  of the President of the Company purchased
100,000 and 13,750 shares of the Company's restricted common stock for $278,150 and $470,312 in various transactions during fiscal 1998 and 1996, respectively.

      Unrelated  third parties purchased 140,000 and 16,094
shares  of  the Company's restricted common stock for $105,000 and $795,612 and in various transactions during fiscal 1998 and 1996, respectively.

      During fiscal 1996, a company affiliated with the President purchased 13,750 shares of the Company's restricted common stock for $1,108,594.

During fiscal 1996, the President purchased 11,250 shares of the Company's restricted common shares for $907,031.

     Preferred Stock

The Company has 100,000,000 authorized shares of $.01 par value preferred stock with rights and preferences as designated by the board of directors at the time of issuance.
The Company has the following series of preferred stock issued and outstanding at April 30, 1998:

                       Number of Shares


     Series of           Originally
             Preferred        Stock            Authorized
Issued
OutstandingValue

              A                      2,000             2,000  -    -
              B                     75,000            75,000  -    -
              C                     50,000            50,000  -    -
              D                     66,134            66,134  -     -
           E                  108,056         108,056   108,056     1,081
             F                    15,000            15,000    -       -
              BB                 1,000,000         1,000,000  -       -
              G                  5,333,333         5,333,333  -       -
              H                 17,000,000        13,433,333  -       -
            I                10,000,000        3,590,000  453,080  4,531
                J                60,000,000           892,314  892,214 8,922
               K                   412,000           412,000    0       -
              L                   500,000           500,000     24  240,000

     TOTAL               94,061,523     24,977,170  1,453,400     $ 14,534

      During fiscal 1998, 26 shares of Series L were converted to 1,407,285 shares of common stock.

      During fiscal 1998, 453,080 shares of Series I were converted to 9,049,629 shares of the Company's common stock.

     During fiscal 1997,112,000 shares of Series BB were converted to 1,922 shares of the Company's restricted common stock.

      During fiscal 1997, 9,908,333 shares of Series H were converted to
165,920 shares of the Company's restricted common stock.

      During fiscal 1997, 1,260,000 shares of Series I were converted to
144,688 shares of the Company's restricted common stock.

     During fiscal 1997, 15,000 shares of Series F were retired.


                             F-16


                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS

11.  STOCKHOLDERS' EQUITY - Continued

During fiscal 1996, the Series G shares outstanding were converted to
56,844 shares of the Company's restricted common stock.

      During fiscal 1996, 888,000 shares of Series BB were converted to
8,608 shares of the Company's restricted common stock. During fiscal 1996, 3,525,000 shares of Series H were converted to 53,709 shares of the Company's restricted common stock.

      During fiscal 1996, the outstanding shares of Series D, owned by the wife of the President, were redeemed for $66,134.

Series E preferred shares owned by a trust affiliated with the
President of the  Company          are entitled to
receive a cumulative dividend  equivalent  to
$1,600  per  month.  Dividends in the amount of $19,200 were declared  and paid each of the years ended April 30, 1998, 1997 and 1996.

      Series  BB preferred shares ("Series BB") are entitled to
receive  a
dividend of 12% payable quarterly.  The Series BB are
convertible to common shares  at  thirty  percent off the
closing price  of  the  common  shares.
Dividends in the amount of $70,040 were paid in 1996.
      Series  G  preferred shares ("Series G") are entitled  to
receive  a dividend  of 9% payable quarterly.  The Series G are convertible to  common shares  at twenty percent off the
closing price of the common shares.                                     All
shares  will automatically be converted into common shares two years  after issuance.  Dividends in the amount of $139,151
were paid in 1996.

      Series H preferred shares ("Series H") are entitled to receive a dividend of 9% payable quarterly. The Series H are convertible to common shares at twenty percent off the closing price of the common shares. Dividends in the amount of $76,034 and $225,055 were paid in 1997 and 1996, respectively.

      Series  I  preferred shares ("Series I") are entitled  to
receive  a cumulative  dividend of 7%, payable in common shares
of the  Company.   The
Series I are convertible to common shares at twenty percent off the closing price  of  the  common shares.  All shares will
automatically be  converted into common shares two years after issuance.


Series L preferred shares ("Series L") are entitled to receive a cumulative dividend of 7%, payable in common shares of the Company. The Series L are convertible to common shares at twenty percent off the closing price of the common shares.
All shares will automatically be converted into common shares two years after issuance.

Any split or combination of common shares requires a
simultaneous split  or combination  of  each  series of
preferred shares  and  visa  versa.   Upon liquidation  or
dissolution of the Company,  holders  of  each  series  of
preferred shares are entitled to receive, to the extent of
their par value, pro  rata  with other preferred shareholders and before holders  of  common shares,  all  assets  legally available for distribution  to  stockholders. Each  series  of
preferred shares issued as of fiscal  year-end   is  nonvoting.

12.  STOCK OPTIONS

     Camelot Corporation

      The Company adopted the 1991 Employee Stock Option Plan
(the Plan) in April 1992, reserving 3,750 shares of the Company's common stock for issuance upon the exercise of options granted under the Plan. On April 30, 1993, the board amended and the shareholders approved to increase the number of common shares to 16,250 available for issuance under this plan. The options may be purchased as Incentive Stock Options at 100% of fair market value of the common stock or as supplemental stock options at not less than 85% of the fair market value of the common stock at the date of grant.




                             F-17

                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS



12.  STOCK OPTIONS - Continued

      The terms of the options under the Plan may not exceed 10
years.   No options  may be granted under the Plan after April,
2002.  The Company  has determined  to  use  the 1991 Employee
Stock Option Plan  for  non-employee
directors and has amended the Plan to specifically cover
directors.   Other than            a  name change to the 1991
Outside Director Stock Option Plan and  as
set out above, the Plan will otherwise stay the same.

      In  October 1996 the Company adopted the 1996 Stock
Option Plan.   At that             time the Company canceled
all outstanding options from the 1991  plan
and  granted  the  equal number of options from the 1996  plan.
The  plan
reserves 200,000 shares of the Company's common stock upon
exercise of  the options  granted  under the plan.  The
exercise price for  the  options  is equal  to  the Fair Market
Value of a share of  Common Stock on  the  Grant Date.   The
per share exercise price of any option granted to a person  who at  the  time  of grant owns stock possessing more than 10%  of the  total combined voting power of all classes of stock of the
Company or any  parent or  subsidiary corporation of the
Company must be at least 110% of the fair market value of a
share of the Company's common stock on the date of grant, and the term of such option cannot exceed five years.

      The term of the options under the 1996 plan may not exceed 10 years. No options may be granted under the Plan after October 2006. During 1997, the exercise price of the options granted under the 1991 and 1996 plans was changed to $5.00 per share.

      Under the 1996 plan, 175,000 options were granted to the
President of the                   Company, however he was not
eligible for options under the 1991  plan.
An additional 3,500 options were granted to officers during
fiscal 1997.

Outstanding stock options outside the Plan were 86,250 and 86,250 at April 30, 1998 and 1997, respectively.

     The following schedule summarizes the changes in the
Plans:

                               1998       1997       1996

Options outstanding  at    275,388     94,600     95,825
beginning at year
   Granted                 183,563    185,538      7,194
   Exercised                     - -  (  4,637)
   Canceled              (176,576)   (4,750)  (  3,782)
  Options outstanding  at 282,375      94,600  275,388
end of year



Options exercisable  at    282,375     275,388     94,600
end of year

Average    price     of
options:
   Granted during year      $2.063   $ 49.348    $98.324
     Exercised   during          -        -     62.208
year
   Canceled during year     12.160     52.160     80.140
    Outstanding at  end      2.063      12.160     31.828
of year


                   CAMELOT CORPORATION AND
                       SUBSIDIARIES NOTES
                       TO FINANCIAL
                       STATEMENTS
12.  STOCK OPTIONS - Continued
mrcdrom.com, inc.
mrcdrom.com, inc. has approved two stock option plans, a 1997 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the 1997 Directors' Stock Option Plan (the "Director's Stock Option Plan") in March 1997, reserving 500,000 shares of common stock for issuance upon the exercise of options granted under the Plans. The Incentive Stock Option Plan is available to all employees of mrcdrom.com, inc. (including officers and employee directors). The Director's Stock Option Plan is available for all nonemployee directors of mrcdrom.com, inc. The option exercise price is equal to the fair market value of a share of common stock on the grant date unless the optionee is granted more than 10% of the maximum number of shares available for issuance under the Plans in which case the exercise price is equal to 110% of the fair market value of a share of common stock on the date of grant. The term of the options under the Plans may not exceed 10 years.
The following schedule summarized the changes in the Plans:

Incentive Stock Option Plan

                                  1998          1997        1996

Options outstanding at
beginning of year
     Granted                        408,800     408,800           -
     Exercised                            -           -           -
     Canceled                             -           -           -
Options outstanding at end         (14,760)     408,800           -
of year

Options exercisable at end          394,040     408,800           -
of year

Average price of options
     Granted during year                  -       $4.00       $    -
     Exercised during year                -           -           -
     Canceled during year             $4.00           -           -
     Outstanding at end of            $4.00        4.00           -
year

Director's Stock Option Plan

                                 1998         1997              1996

Options outstanding at
beginning of year
     Granted                      15,000      15,000             -
     Exercised                         -           -             -
     Canceled                    (5,000)          -              -
Options outstanding at end        10,000      15,000              -
of year

Options exercisable at end        10,000      15,000             -
of year

Average price of options
     Granted during year               -       $4.00       $    -
     Exercised during year             -           -           -
     Canceled during year          $4.00           -           -
     Outstanding at end of         $4.00        4.00           -
year



                                   F-19
                   CAMELOT CORPORATION AND
SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS

12.  STOCK OPTIONS - Continued

The Company granted stock options to purchase 423,800 shares of mrcdrom.com common stock to officers and directors of mrcdrom.com, inc. during 1997.

The Company recognized and measures compensation costs related to stock option plans utilizing the intrinsic value based method. Accordingly, no compensation cost has been
recorded.   Had  compensation  expense  been determined on the
fair value of awards granted, net loss and loss per share would have been as follows:

                              1998

                    As Reported           Pro forma

     Net loss       $(6,074,163)        $(6,538,653)

     Loss per share $     (3.88)   $     (4.18)

                              1997

                    As Reported         Pro forma

     Net loss       $ (12,996,369)      $ (13,441,659)

     Loss per share $      (20.45)      $      (21.15)




                              1996
                     As Reported   Pron forma
        Net Loss    $(4,565,713)  $(4,928,278)

Loss per share        (12.54)    (14.32)






      The fair value of each option is estimated using the Black-Scholes option-pricing model with the following assumptions used for grants in 1998, 1997 and 1996: risk free interest rate 4.5%; expected life 10 years; expected volatility 30%; dividend yield 0%. The fair values generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.


13.  MINORITY INTEREST


      During  the  year ended April 30, 1995, a subsidiary of
the  Company authorized  15,000,000 shares of $.01 par value
preferred stock.   Proceeds
from  the  sale of issued shares, net of expenses of $39,456, was $264,044. During  fiscal  1996,  the  Company purchased
60,700  shares  of  the  10% Convertible  Preferred  Shares,
Series A.  The  10%  Convertible  Preferred Shares,  Series A,
have one vote per share, and no preemptive rights.                      The
dividend is cumulative and must be paid before any dividends can be paid to the common shareholders. The Preferred shares have a preference upon liquidation over the Common shares.
The Preferred shares are  convertible at  a  rate of one
Preferred share for each Common share. The Company has the right to redeem the Preferred shares within twelve months of issuance at $6.00 per share and the second twelve months for $6.60 per share. Dividends in the amount of $121,968 were paid in 1996. All shares were redeemed in fiscal year
1996.

14.  RELATED PARTY TRANSACTIONS

      During fiscal 1997, the Company made a loan to an officer in the amount of $14,000 bearing interest at 6% which has been repaid as of April 30, 1997.
                             F-20
                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS


14.  RELATED PARTY TRANSACTIONS - Continued

      During  fiscal  1997,  the Company concluded agreements
with  Meteor Technology  plc ("Meteor"), appointing them as the exclusive  international distributor for DigiPhone and
DigiPhone Deluxe, excluding the United States of  America,
Canada, the United Kingdom and Ireland.  The consideration for the DigiPhone rights was (british pounds) 6,000,000, (approximately $9,312,000) and an additional (british pounds)1,000,000 in loan stock
was subscribed  to,  (approximately $1,685,000).   During
fiscal 1997, the Company  acquired  the  U.S.A.  and Canadian rights  to  PCAMS  software, which is  a  payphone  contract and management  system software from Meteor.  The consideration
for  the  PCAMS software   rights  was  the  cancellation  of
(british pounds)2,000,000  of  loan   stock (approximately  $3,370,000)  and
the issuance  of  80,960  shares  of  the Company's restricted common shares.  The remaining loan stock was converted into
ordinary shares of Meteor, with the Company owning
approximately      15.2%
of  Meteor.   Because  of the significant influence the
Company has over Meteor, the Company has accounted for these transactions as an equity investment in Meteor. See footnote 7 discussing the Company's investment in Meteor.

In fiscal year 1996, the Company made a loan to DigiPhone Europe, Ltd., a subsidiary of Meteor for $30,000. The Chairman and Chief Executive Officer of Camelot is a majority stockholder of Meteor at April 30, 1997. Sales of software products to Meteor were $141,905 during fiscal 1997.

The Company received management fees of $54,000, $72,000 and $24,000 for the years 1998, 1997 and 1996, respectively, from a securities transfer agent company affiliated with the President of the Company.

During fiscal 1996, an officer of the Company was given the opportunity to execute a 6% interest bearing note in principal amount of $75,156 to exercise stock options. The note receivable, which is collaterized by the pledge of 1,500 shares of common stock of the Company is due on January 18, 1998.

      The  Company received loans from Forme Capital totaling
$406,000 in fiscal year 1995. Payments of $236,000 and $190,000 were made in fiscal years 1996 and 1995, respectively. Forme converted the outstanding balance of $450,000 to common stock during fiscal 1996.

      The Company owns 21,495 shares of Forme Capital's  Series
A, 10% Noncumulative  Preferred Stock, 50,000 shares of Series
B, 10%  Non-cumulative Preferred  Stock  and  466,571  shares of  Series  C,  10%  Non-cumulative Preferred Stock.  The
preferred shares have no voting rights, pay dividends at  the discretion  of Forme's board of directors, and have  priority for payment  upon dissolution of Forme over Forme's common
stock.  The  Company received  dividends of $46,657 from Forme
Capital each of the fiscal  years 1998, 1997 and                    1996.
     During fiscal year 1996 a company affiliated with the
President of the Company  provided the Company with management
and other services valued  at $44,000  and   during  fiscal
year 1996, the President  and  the  Corporate Secretary  became
employees  of the Company.   Prior  to  this  they  were
employees of the affiliate and received no compensation from the Company.
15.  COMMITMENTS AND CONTINGENCIES
     Leases
      The  Company  rents office space for its corporate
headquarters  from Forme  under  a  September 1993 agreement expiring in  September  1998.  In March,  1998,  the Company
and Forme agreed to terminate the  lease.   Rent expense
incurred  with  Forme  for  fiscal  1998,  1997  and   1996
was approximately  $135,000, $80,000 and $80,00 respectively
each  year.   The lease included the following terms and
conditions:
                             F-21
                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS

15.  COMMITMENTS AND CONTINGENCIES - Continued

      1. Forme has an option to buy the Company's furniture and equipment located on the premises at the Company's book value during the term of the lease.

     2. The Company granted a ten year option to Forme to purchase 50,000 shares of restricted common stock at an exercise price of $25.00 which includes piggy back rights.

      3. Rental payments automatically increase to 150% of prevailing market rates at the time the President ceases to be a director of the Company.


      In addition, the Company rents office and warehouse space in the Carrollton, Texas area. This lease is being terminated in July , 1998.

      Total rent expense, all of which were minimum rentals, for fiscal 1998, 1997 and 1996 was approximately $300,000, 587,478, and $268,615, respectively.

Litigation

      During the ordinary course of business, the Company is involved in legal proceedings and regulatory inquiries which management does not expect to have a material effect on the financial position of the Company.

Liquidity and Capital Resources

      The consolidated statement of operations presented in the financial statements reflects net losses for the years
ended April 30, 1998, 1997 and 1996.   However,  the  Company
has been able to improve it's financial position through preferred and common stock offerings and has been able to raise $1,666,275 in 1998, $3,410,500 in 1997 and
$22,330,214  in  1996
through private placements. As indicated at Note 16, the Company has discontinued its operating subsidiaries and sold its Videotalk product line in exchange for shares in Wincroft, Inc.

                             F-22
                   CAMELOT CORPORATION AND SUBSIDIARIES
                 NOTES TO FINANCIAL STATEMENTS

15.  COMMITMENTS AND CONTINGENCIES - Continued

     Management believes that the Company's future success will be achieved through the development of VideoTalk by Wincroft, Inc. There can be no assurance of future success.

16.  DISCONTINUED OPERATIONS

      During the year ended April 30, 1998, management determined that its operating subsidiaries should not
continue  in  business.            Third  Planet
Publishing, Inc. sold all rights title and interests to its software and hardware on March 31, 1998. The other subsidiaries ceased operating by July 1998.

      The following information for the discontinued operations is for the year ended April 30, 1998.

    (Loss) on disposition of assets        $(189,825)
      Revenues                               162,500
    Cost of sales and inventory write down   507,443
   General and administrative expenses     1,559,769
    Net income(loss)                     (2,094,537)

       Earnings per share                           $(1.34)


On January 31, 1995, the Company's video marketing and distribution subsidiary Camelot Entertainment filed Chapter 7 bankruptcy with the U.S. Bankruptcy Court. Loss on disposals for fiscal 1996 were $250,925.

     17.  INDUSTRY SEGMENT

      The Company and its subsidiaries operated in one industry segment and are vertically integrated in retailing, distribution, and publishing of CDROM software.

18.  FOURTH QUARTER ADJUSTMENTS (UNAUDITED)

During the first three quarters of 1997, the Company reported its investment in Meteor Technology plc ("Meteor") at fair value (SFAS No. 115), therefore revenue for the license agreements with Meteor and the loss on the market value of Meteor stock was reflected in the statement of
operations.   During the fourth quarter of 1997, the Company
reviewed  its accounting  treatment  of  its investment in
Meteor.   In  accordance  with Accounting  Principles  Bulletin
Number 18 the investment in Meteor is properly accounted for using the equity method of accounting.
The
aggregate effect of this adjustment was an approximate $1,263,000 loss recorded on its investment in Meteor.

The Company also reviewed its inventory and receivable
valuation allowances which             resulted  in  a
decrease in assets of approximately $229,000 and $496,000 for inventory and $1,025,000 and $889,000 for receivables for 1998 and 1997 respectively.

                   CAMELOT CORPORATION AND

              SUBSIDIARIES SCHEDULE II -

              VALUATION AND QUALIFYING ACCOUNTS

                 Years Ended April 30, 1998, 1997

                 and 1996





Description

Allowance deducted
from assets to which
it applies:

                                 Additions
     Accounts      Balance   Charged to   Charged
Balance at
     Receivables      at      Costs and     to
End of
     Year Ended   Beginning   Expenses     Other   Deductions
                      Period of          Accounts
                    Period

     April 30,       $19,947       $19,947        -
     1998                                                  (a)

     April 30,      $ 11,415  $    8,532         -   $       -
$   19,947
     1997

     April 30,        36,419      10,887         -   35,891(a)
11,415
     1996

     Notes
     Receivable
     Year Ended

     April 30,      $889,000  $1,025,216            $1,914,216
     1998

     April 30,      $      -  $  889,000   $     -  $        -
$ 889,000
     1997

     April 30,             -           -         -           -
     1996
-

     Inventories
     Year Ended

     April 30,      $494,744   $ 363,837               808,851
50,000
     1998

     April 30,      $198,000   $ 495,942   $     -   $ 199,198
$ 494,744
     1997

     April 30,             -     198,000         -           -
198,000
     1996

(a) Uncollected receivables written off, net of recoveries


                                  F-26